UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011 (February 17, 2011)

AFFINION GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 17, 2011, Christopher Glenn Lanning resigned, effective immediately, as a member of the boards of directors (each a “Board,” and together, the “Boards”) of Affinion Group, Inc. (“Affinion”) and its parent, Affinion Group Holdings, Inc. (“Holdings,” and together with Affinion, the “Companies”). Mr. Lanning did not resign as the result of any dispute or disagreement with Affinion or Holdings.

(d)

Effective as of February 24, 2011, Scott Miller and Alfred F. Kelly, Jr. were appointed directors of Affinion and Holdings. Mr. Miller was nominated by certain investment partnerships sponsored by General Atlantic LLC, pursuant to the Stockholder Agreement, dated as of January 14, 2011, by and among Holdings and the holders party thereto.

Pursuant to Holdings’ policies, as non-employee directors, Mr. Miller and Mr. Kelly will receive annual compensation in the amount of $45,000, payable in equal quarterly installments, plus $2,000 for each regular or special meeting of the Boards that they attend in person, plus an additional $1,000 for each regular or special meeting of the Boards that they attend by teleconference. Mr. Miller and Mr. Kelly also are eligible to participate in Holdings’ 2007 Stock Award Plan (the “2007 Plan”). In connection with their appointment as directors of Holdings, each of Mr. Miller and Mr. Kelly will be granted options to purchase 15,000 shares of common stock of Holdings under the 2007 Plan. Mr. Miller and Mr. Kelly serve on Affinion’s Board for no additional compensation.

In addition, Mr. Kelly was appointed as the chairperson of Affinion’s and Holdings’ audit committees. As the chairperson of Holdings’ audit committee, Mr. Kelly will be entitled to receive an additional $15,000 in annual cash compensation and options to purchase an additional 7,500 shares of common stock of Holdings under the 2007 Plan. Such compensation is in addition to his compensation as a non-employee director.

In connection with the merger pursuant to which Webloyalty Holdings, Inc. (“Webloyalty”) became an indirect, wholly-owned subsidiary of the Companies, Mr. Miller’s vested stock options to purchase 150,000 shares of Webloyalty’s common stock (the “Webloyalty Stock Options”) were cancelled and converted into vested stock options to purchase 46,305 shares of Holdings’ common stock (the “Holdings Stock Options”). The Holdings Stock Options, pursuant to their terms, were scheduled to expire on or about March 14, 2011. Effective February 24, 2011, the exercise period of the Holdings Stock Options was extended until the earlier of (i) the sixtieth day following the termination of Mr. Miller’s directorship with the Companies and (ii) the tenth anniversary of the grant date of the Webloyalty Stock Options.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: February 24, 2011	By:	/s/ Todd H. Siegel

Name: Todd H. Siegel
Title: Executive Vice President and Chief Financial Officer